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                                                                   Exhibit 10.3


[CABOT MICROELECTRONICS LOGO]


               SECOND AMENDED AND RESTATED CABOT MICROELECTRONICS
                    CORPORATION 2000 EQUITY INCENTIVE PLAN
                   NON-QUALIFIED STOCK OPTION GRANT AGREEMENT


GRANT DATE

NAME
ADDRESS

CITY, STATE ZIP

Dear FIRST NAME:


I am pleased to inform you (the "Participant") that the Compensation Committee of the Board of Directors (the "Committee") of Cabot Microelectronics Corporation (the "Company") has approved your participation in the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan (the "Plan"). A Non-qualified Stock Option ("NQSO") award (the "Award") is hereby granted to the Participant pursuant to the terms of the Plan and this Non-qualified Stock Option Agreement (the "Agreement"). A copy of the Plan can be electronically accessed through the CMC world directory under "HR Information/Stock/General Plan Information".


                                                  NUMBER OF OPTION              EXERCISE PRICE        OPTIONEE ID
GRANTED TO             TYPE OF GRANT               SHARES GRANTED                 PER SHARE             NUMBER
--------------------------------------------------------------------------------------------------------------------
   NAME          Non-qualified Stock Option           [____]                     $XX.XX                XXX-XX-XXXX
                                                                              [general: grant
                                                                               date (GD) fmv]
--------------------------------------------------------------------------------------------------------------------
                         GRANT DATE              VESTING DATES [GENERAL]       EXPIRATION DATE       GRANT NUMBER
--------------------------------------------------------------------------------------------------------------------
                      [date of grant]               25% 1stanniv. GD            DATE [general:        000000XXXX
                                                    25% 2danniv. GD              tenth anniv.
                                                    25% 3danniv. GD                  GD]
                                                    25% 4thanniv. GD
--------------------------------------------------------------------------------------------------------------------


         This Agreement provides the Participant with the terms of the option (the "Option") granted to the Participant. The Option is not intended to qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code (the "Code"). The terms specified in this Agreement are governed by the provisions of the Plan, which are incorporated herein by reference. The Committee has the exclusive authority to interpret and apply the Plan and this Agreement. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding on all persons. To the extent that there is any conflict between the terms of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein will have the same meaning as under the Plan, unless stated otherwise.

         In consideration of the foregoing and the mutual covenants hereinafter set forth, it is agreed by and between the Company and the Participant as follows:

1. Vesting and Exercise. The Award shall become vested and exercisable in accordance with the following table:

Installment               Vesting Date Applicable to Installment [general]
--------------------------------------------------------------------------
   25%                                    [1st anniv. GD]
   25%                                    [2d anniv. GD]
   25%                                    [3d anniv. GD]
   25%                                    [4th anniv. GD]
--------------------------------------------------------------------------


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         The Award will be fully vested and exercisable in the event of a
         Change in Control, as defined in the Plan. In the event of a Change in Control that constitutes a Covered Transaction (as defined in Section 7.3(c) of the Plan), the Committee may, in its sole discretion, terminate any or all outstanding options as of the effective date of the Covered Transaction; provided that the Committee may not terminate an Option outstanding under this Agreement earlier than 20 days following the later of (i) the date on which the Award became fully exercisable, and (ii) the date on which the Participant received written notice of the Covered Transaction.

         Unless otherwise provided in this Agreement or the Plan, if the date of Participant's termination of employment with the Company precedes the relevant Vesting Date, an installment shall not vest on the otherwise applicable Vesting Date and all Options subject to such installment shall immediately terminate as of the date of such termination.

2. Termination / Cancellation / Rescission. The Company may terminate, cancel, rescind or recover an Award immediately under certain circumstances, including, but not limited to, the Participant's:

         (a)      actions constituting Cause, as defined in the Plan;

         (b) rendering of services for a competitor prior to, or within six (6) months after, the exercise of any Option;

         (c) unauthorized disclosure of any confidential/proprietary information of the Company to any third party;

         (d) failure to comply with the Company's policies regarding the identification, disclosure and protection of intellectual property;

         (e) violation of the Cabot Microelectronics Corporation Employee Confidentiality, Intellectual Property and Non-Competition Agreement.

         In the event of any such termination, cancellation, rescission or revocation, the Participant must return any Stock obtained by the Participant pursuant to the Award, or pay to the Company the amount of any gain realized on the sale of such Stock, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company. To the extent applicable, the purchase price for such Stock shall be returned to the Participant, including any withholding requirements.

3. Purpose of Award. The Award is intended to promote goodwill between the Participant and the Company and shall not be considered as salary or other remuneration for any employment services the Participant may perform for the Company or any of its affiliates. Benefits granted under the Plan shall not be considered as part of the Participant's salary in the event of severance, redundancy or resignation. Granting of the Award shall also not be construed as creating any right on the part of Participant to receive any additional benefits including awards in the future, it being expressly understood and agreed that any future awards shall be made solely at the discretion of the Company.

4. Expiration. The Option, including vested Options, shall not be exercisable after the Company's close of business on the last business day that occurs on or prior to the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

         (a)      [general: tenth anniv. GD]

         (b) If the Participant's employment termination occurs by reason of death or Disability, the three (3) year anniversary of the date of such termination or the ten (10) year anniversary of the Grant



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                  Date, whichever is sooner. In such case of employment
                  termination occurring by reason of death or Disability, then any options unvested prior to the date of such termination shall be fully vested and exercisable as of such date of termination. For purposes hereof, Disability shall have the meaning provided under: (i) first, an employment agreement between the Participant and the Company; (ii) second, if no such employment agreement exists, the long-term disability program maintained by the Company; or (iii) third, if no such agreement or program exists, permanent and total disability within the meaning of Section 22 (e)(3) of the Code;

         (c) If the Participant's employment termination occurs by reason of Cause, the date preceding the date of such termination;

         (d) If the Participant's employment termination occurs by reason of Change in Control, three (3) months after the date of such termination; or

         (e) If the Participant's employment termination is for any reason other than (b), (c), or (d) above, all Options vested and exercisable as of the date of termination will remain exercisable for one (1) month after the termination date, after which all unexercised Options are terminated.

         In the event that the Participant dies on or following the Participant's termination date and prior to the Expiration Date without having fully exercised the Participant's Options, then the authorized representative of the Participant's estate shall be entitled to exercise the Award within such limits specified in subparagraphs (b), (d) or (e).

         To the extent that the Participant does not exercise the Option to the extent the Participant is entitled within the time specified in subparagraphs (a), (b), (d) or (e) above, the Option shall immediately terminate.

5. Method of Option Exercise. Subject to the terms of this Agreement and the Plan, the Option may be exercised [via a "cashless exercise", a "sell to cover" or an "exercise and hold" pursuant to Section 6.2 of the Plan according to an arrangement between a registered broker-dealer and the Participant, chosen by the Participant, that satisfies the terms of the Plan.] [in accordance with the instructions provided by the Company's captive broker, Salomon Smith Barney ("SSB") via a "cashless exercise", a "sell to cover" or an "exercise and hold". If this is your first Award from CMC you will receive a "Welcome Packet" mailing from SSB, under separate cover within 2-3 weeks. The information from SSB provides the necessary details regarding the exercise process and contains required temporary Internet User Name, Trading PIN and temporary Internet password information to access your personal SSB stock option account. SSB's website address is: http://www.benefitaccess.com. SSB's phone number is 312/419.3264 or 888/609.3534. In order to execute transactions through the Internet or the voice response system, you will need your Trading PIN.] Please refer to Section 6.2(d) of the Plan for additional information. The Option cannot be exercised if the Company determines that such exercise would violate applicable state or Federal laws or the rules and regulations of any securities exchange on which the Stock is traded.

6.       Taxes.

         (a) All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes based on country specific tax requirement. Please refer to electronic copy of "Taxes" for your individual circumstances based on your location. The various methods and manner by which the tax withholding may be satisfied are set forth in Section 8.4 of the Plan. If the Participant is subject to Section 16 (an "Insider"), of the Securities Exchange Act of 1934 ("Exchange Act") and other securities laws, any surrender of previously owned shares to satisfy tax withholding obligations arising upon exercise of an Option must comply with the requirements of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") and other relevant rules and regulations.


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         (b)      If the Fair Market Value of a share of stock on the date the
                  Participant exercises the Option is greater than the Exercise Price, the Participant will be taxed on the difference multiplied by the number of shares purchased with cash at the date of exercise. This income is taxed as ordinary income and subject to various withholding taxes. The Company is required to withhold and remit these taxes to the appropriate tax authorities. If the exercise of the Option results in no cash payment to the Participant from which the Company could withhold the income and FICA taxes, the Participant will be required to provide the Company with an amount of cash sufficient to satisfy the Participant's tax withholding obligations or to make arrangements satisfactory to the Company with regard to such taxes, which in most instances can be done through the services provided by SSB. If the Participant does not pay the amount of required withholding to the Company, the Company will withhold from the shares delivered or from other amounts payable to the Participant, the minimum amount of funds required to cover all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise of the Option. The income will be reported to the Participant as part of the Participant's employment compensation on the Participant's annual earnings statement.

         (c) If the Participant sells the shares acquired under the Option, a long-term or short-term capital gain or loss may also result depending on: (i) the Participant's holding period for the shares, and (ii) the difference between the Fair Market Value of the shares at the time of the sale and the Participant's tax basis in the shares. The holding period is determined from the date the Option is exercised. Under current law (______, 200_), the capital gain or loss is long term if the property is held for more than one year, and short term if the property is held for less than one year. If the Exercise Price of an Option is paid in cash, the tax basis of the shares thereby acquired is the sum of (i) the Exercise Price paid for the shares, and (ii) the ordinary income, if any, determined by the difference between the Fair Market Value of the shares when exercised and the Exercise Price.

         EACH PARTICIPANT IS URGED TO REVIEW THE U.S. TAX COMMUNICATION INFORMATION AND TO CONSULT WITH HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, LOCAL AND OTHER TAX LAWS.

7. Transferability. The Option is not transferable other than: (a) by will or by the laws of descent and distribution; (b) pursuant to a domestic relations order; or (c) to members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members or to partnerships in which family members and/or trusts are the only partners, all as provided under the terms of the Plan. After any such transfer, the Option shall remain subject to the terms of the Plan.

8.       Adjustment of Shares. In the event of any transaction described in
         Section 8.6 of the Plan, the terms of this Option (including, without limitation, the number and kind of shares subject to this Option and the Exercise Price) shall be adjusted as set forth in Section 8.6 of the Plan.

9. Not an Employment Contract; Shareholder Rights. The grant of an Option does not confer on the Participant any contractual employment or shareholder rights. The Participant will not have shareholder rights with respect to the shares subject to the Option until the Option is exercised and the shares are transferred on the books of the Company.

10.      Data Privacy. In order to perform its requirements under this Plan, the Company may process sensitive personal data about the Participant. Such data includes but is not limited to the information provided in this grant package and any changes thereto, other appropriate personal and financial data about the Participant, and information about the Participant's participation in the Plan and shares exercised under the Plan from time to time. By signing the attached acceptance form, the Participant hereby gives explicit consent to the Company to process any such data. The Participant also hereby gives explicit consent to the Company to
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         transfer any personal data outside the country in which the Participant is employed and to the United States. The legal persons for whom the personal data is intended includes the Company and any of its subsidiaries, the outside plan administrator as selected by the Company from time to time and any other person that the Company may find appropriate in its administration of the Plan. The Participant may review and correct any personal data by contacting his local Human Resources Representative. The Participant understands that the transfer of the information outlined here is important to the administration of the Plan and failure to consent to the transmission of such information may limit or prohibit participation in the Plan.

11. Severability. In the event that any provision of this Agreement is found to be invalid, illegal or incapable of being enforced by any court of competent jurisdiction for any reason, in whole or in part, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

12. Waiver. Failure to insist upon strict compliance with any of the terms and conditions of this Agreement or the Plan shall not be deemed a waiver of such term or condition.

13. Notices. Any notices provided for in this Agreement or the Plan must be in writing and hand delivered, sent by fax or overnight courier, or by postage paid first class mail. Notices are to be sent to the Participant at the address indicated by the Company's records and to the Company at its principal executive office.

14. Governing Law. This Agreement shall be construed under the laws of the State of Illinois.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Grant Date.


                                CABOT MICROELECTRONICS CORPORATION

                                /s/ William P. Noglows
                                William P. Noglows
                                Chairman and Chief Executive Officer